                               EXHIBIT (8)(j)(1)
                               -----------------


       FORM OF REVISED PARTICIPATION AGREEMENT AMONG FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST, FRANKLIN TEMPLETON DISTRIBUTORS, INC.
                        AND PFL LIFE INSURANCE COMPANY

                            Participation Agreement
                              as of  [   , ] 2000
             Franklin Templeton Variable Insurance Products Trust
                     Franklin Templeton Distributors, Inc.
                                   [Company]

                                   CONTENTS

Paragraph  Subject Matter
---------  --------------

     1.    Parties and Purpose
     2.    Representations and Warranties
     3.    Purchase and Redemption of Trust Portfolio Shares
     4.    Fees, Expenses, Prospectuses, Proxy Materials and Reports
     5.    Voting
     6.    Sales Material, Information and Trademarks
     7.    Indemnification
     8.    Notices
     9.    Termination
     10.   Miscellaneous

                          Schedules to this Agreement

     A.    The Company
     B.    Accounts of the Company
     C. Available Portfolios and Classes of Shares of the Trust; Investment Advisers
     D.    Contracts of the Company
     E.    Other Portfolios Available under the Contracts
     F.    [REDACTED]
     G.    Addresses for Notices
     H.    Shared Funding Order



1.   Parties and Purpose
     -------------------

     This agreement (the "Agreement") is between Franklin Templeton Variable Insurance Products Trust, an open-end management investment company organized as a business trust under Massachusetts law (the "Trust"), Franklin Templeton Distributors, Inc., a California corporation which is the principal underwriter for the Trust (the "Underwriter," and together with the Trust, "we" or "us") and the insurance company identified on Schedule A ("you"), on your own behalf and on behalf of each segregated asset account maintained by you that is listed on Schedule B, as that schedule may be amended from time to time ("Account" or "Accounts").

     The purpose of this Agreement is to entitle you, on behalf of the Accounts, to purchase the shares, and classes of shares, of portfolios of the Trust ("Portfolios") that are identified on Schedule C, solely for the purpose of funding benefits of your variable life insurance policies or variable annuity contracts ("Contracts") that are identified on Schedule D. This Agreement does not authorize any other purchases or redemptions of shares of the Trust.

REDACTED


2.   Representations and Warranties
     ------------------------------

     (a)  Representations and Warranties by You

     You represent and warrant that:

          1. You are an insurance company duly organized and in good standing under the laws of your state of incorporation.

          2. All of your directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Trust are and shall be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust, in an amount not less than $5 million. Such bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. You agree to make all reasonable efforts to see that this bond or another bond containing such provisions is always in effect, and you agree to notify us in the event that such coverage no longer applies.


          3. Each Account is a duly organized, validly existing segregated asset account under applicable insurance law and interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Internal Revenue Code of 1986, as amended ("Code") and the regulations thereunder. You will use your best efforts to continue to meet such definitional requirements, and will notify us immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

          4. Each Account either: (i) has been registered or, prior to any issuance or sale of the Contracts, will be registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act"); or (ii) has not been so registered in proper reliance upon an exemption from registration under Section 3(c) of the 1940 Act; if the Account is exempt from registration as an investment company under Section 3(c) of the 1940 Act, you will make every effort to maintain such exemption and will notify us immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future.

          5. The Contracts or interests in the Accounts: (i) are or, prior to any issuance or sale will be, registered as securities under the Securities Act of 1933, as amended (the "1933 Act"); or (ii) are not registered because they are properly exempt from registration under Section 3(a)(2) of the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under Section 4(2) or Regulation D of the 1933 Act, in which case you will make every effort to maintain such exemption and will notify us immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future.

          6. The Contracts: (i) will be sold by broker-dealers, or their registered representatives, who are registered with the Securities and Exchange Commission ("SEC") under the Securities and Exchange Act of 1934, as amended (the "1934 Act") and who are members in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); (ii) will be issued and sold in compliance in all material respects with all applicable federal and

REDACTED


state laws; and (iii) will be sold in compliance in all material respects with state insurance suitability requirements and NASD suitability guidelines.

          7. The Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and you will use your best efforts to maintain such treatment; you will notify us immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

          8. The fees and charges deducted under each Contract, in the aggregate, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by you.

          9. You will use shares of the Trust only for the purpose of funding benefits of the Contracts through the Accounts.

          10.  Contracts will not be sold outside of the United States.

          11. With respect to any Accounts which are exempt from registration under the 1940 Act in reliance on 3(c)(1) or Section 3(c)(7) thereof:

               a. the principal underwriter for each such Account and any subaccounts thereof is a registered broker-dealer with the SEC under the 1934 Act;

               b. the shares of the Portfolios of the Trust are and will continue to be the only investment securities held by the corresponding subaccounts; and

               c. with regard to each Portfolio, you, on behalf of the corresponding subaccount; will:

                    (i) vote such shares held by it in the same proportion as the vote of all other holders of such shares; and

                   (ii) refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.

     (b)  Representations and Warranties by the Trust

     The Trust represents and warrants that:

          1. It is duly organized and in good standing under the laws of the State of Massachusetts.

          2. All of its directors, officers, employees and others dealing with the money and/or securities of a Portfolio are and shall be at all times covered by a blanket fidelity bond or

REDACTED

similar coverage for the benefit of the Trust in an amount not less that the minimum coverage required by Rule 17g-1 or other regulations under the 1940 Act. Such bond shall include coverage for larceny and embezzlement and be issued by a reputable bonding company.

          3. It is registered as an open-end management investment company under the 1940 Act.

          4. Each class of shares of the Portfolios of the Trust is registered under the 1933 Act.

          5. It will amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

          6. It will comply, in all material respects, with the 1933 and 1940 Acts and the rules and regulations thereunder.

          7.   [REDACTED]

          8. The investments of each Portfolio will comply with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5. Upon having a reasonable basis for believing any Portfolio has ceased to comply and will not be able to comply within the grace period afforded by Regulation 1.817-5, the Trust will notify you immediately and will take all reasonable steps to adequately diversify the Portfolio to achieve compliance.

          9.   [REDACTED]

     (c) Representations and Warranties by the Underwriter

     The Underwriter represents and warrants that:

          1. It is registered as a broker dealer with the SEC under the 1934 Act, and is a member in good standing of the NASD.

          2. Each investment adviser listed on Schedule C (each, an "Adviser") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law.

     (d)  Warranty and Agreement by Both You and Us

     We received an order from the SEC dated November 16, 1993 (file no. 812-
8546), which was amended by a notice and an order we received on September 17, 1999 and October 13, 1999, respectively (file no. 812-11698) (collectively, the "Shared Funding Order," attached to this Agreement as Schedule H). The Shared Funding Order grants exemptions from certain provisions of the 1940 Act and the regulations thereunder to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and qualified pension and retirement plans outside the separate account context. You and we both warrant and agree that both you and we will comply with the

REDACTED

"Applicants' Conditions" prescribed in the Shared Funding Order as though such conditions were set forth verbatim in this Agreement, including, without limitation, the provisions regarding potential conflicts of interest between the separate accounts which invest in the Trust and regarding contract owner voting privileges.


3.   Purchase and Redemption of Trust Portfolio Shares
     -------------------------------------------------

     (a) We will make shares of the Portfolios available to the Accounts for the benefit of the Contracts. The shares will be available for purchase at the net asset value per share next computed after we (or our agent) receive a purchase order, as established in accordance with the provisions of the then current prospectus of the Trust. Notwithstanding the foregoing, the Trust's Board of Trustees ("Trustees") may refuse to sell shares of any Portfolio to any person, or may suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees, they deem such action to be in the best interests of the shareholders of such Portfolio. Without limiting the foregoing, the Trustees have determined that there is a significant risk that the Trust and its shareholders may be adversely affected by investors whose purchase and redemption activity follows a market timing pattern, and have authorized the Trust, the Underwriter and the Trust's transfer agent to adopt procedures and take other action (including, without limitation, rejecting specific purchase orders) as they deem necessary to reduce, discourage or eliminate market timing activity. You agree to cooperate with us to assist us in implementing the Trust's restrictions on purchase and redemption activity that follows a market timing pattern.

     (b) We agree that shares of the Trust will be sold only to life insurance companies which have entered into fund participation agreements with the Trust ("Participating Insurance Companies") and their separate accounts or to qualified pension and retirement plans in accordance with the terms of the Shared Funding Order. No shares of any Portfolio will be sold to the general public.

     (c)  [REDACTED]

     (d)  [REDACTED]

     (e)  [REDACTED]

     (f)  [REDACTED]

     (g) We will redeem any full or fractional shares of any Portfolio, when requested by you on behalf of an Account, at the net asset value next computed after receipt by us (or our agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. We shall make payment for such shares in the manner we establish from time to time, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act. Payments for the purchase or redemption of shares by you may be netted against one another on any Business Day for the purpose of determining the amount of any wire transfer on that Business Day.

     (h) Issuance and transfer of the Portfolio shares will be by book entry only. Stock certificates will not be issued to you or the Accounts. Portfolio shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

     (i) We shall furnish, on or before the ex-dividend date, notice to you of any income dividends or capital gain distributions payable on the shares of any Portfolio. You hereby elect to receive all such income dividends and capital gain distributions as are payable on shares of a Portfolio in additional shares of that Portfolio, and you reserve the right to change this election in the future. We will notify you of the number of shares so issued as payment of such dividends and distributions.

REDACTED

4.   Fees, Expenses, Prospectuses, Proxy Materials and Reports
     ---------------------------------------------------------

     (a)  [REDACTED]

     (b) We shall prepare and be responsible for filing with the SEC, and any state regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. We shall bear the costs of preparation and filing of the documents listed in the preceding sentence, registration and qualification of the Trust's shares of the Portfolios.

     (c) We shall use reasonable efforts to provide you, on a timely basis, with such information about the Trust, the Portfolios and each Adviser, in such form as you may reasonably require, as you shall reasonably request in connection with the preparation of disclosure documents and annual and semi-annual reports pertaining to the Contracts.

     (d)  [REDACTED]

     (e)  [REDACTED]

     (f) You assume sole responsibility for ensuring that the Trust's prospectuses, shareholder reports and communications, and proxy materials are delivered to Contract owners in accordance with applicable federal and state securities laws.

5.   Voting
     ------

     (a) All Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in the Shared Funding Order.

     (b) If and to the extent required by law, you shall: (i) solicit voting instructions from Contract owners; (ii) vote the Trust shares in accordance with the instructions received from Contract owners; and (iii) vote Trust shares for which no instructions have been received in the same proportion as Trust shares of such Portfolio for which instructions have been received; so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. You reserve the right to vote Trust shares held in any Account in your own right, to the extent permitted by law.

     (c) So long as, and to the extent that, the SEC interprets the 1940 Act to require pass-through voting privileges for Contract owners, you shall provide pass-through voting privileges to Contract owners whose Contract values are invested, through the Accounts, in shares of one or more Portfolios of the Trust. We shall require all Participating Insurance Companies to calculate voting privileges in the same manner and you shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by us. With respect to each Account, you will vote shares of each Portfolio of the Trust held by an Account and for which no timely voting instructions from Contract owners are received in the same proportion as those shares held by that Account for which voting instructions are received. You and your agents will in no way recommend or oppose or interfere with the solicitation of proxies for Portfolio shares held to fund the Contracts without our prior written consent, which consent may be withheld in our sole discretion.

6.   Sales Material, Information and Trademarks
     ------------------------------------------

     (a)  [REDACTED]

     (b)  [REDACTED]

     (c) You and your agents shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust, the Underwriter or an Adviser, other than information or representations

REDACTED

contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in Sales literature or other Promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

     (d)  [REDACTED]

     (e) Except as provided in Section 6(b), you shall not use any designation comprised in whole or part of the names or marks "Franklin" or "Templeton" or any logo or other trademark relating to the Trust or the Underwriter without prior written consent, and upon termination of this Agreement for any reason, you shall cease all use of any such name or mark as soon as reasonably practicable.


7.   Indemnification
     ---------------

     (a)  Indemnification By You

          1. You agree to indemnify and hold harmless the Underwriter, the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually the "Indemnified Party" for purposes of this Section 7) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with your written consent, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of shares of the Trust or the Contracts and

               a. arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by you on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Section 7), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to you by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

               b. arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined below in Section 7(b)) or wrongful conduct of you or persons under your control, with respect to the sale or acquisition of the Contracts or Trust shares; or

               c. arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined below in Section 7(b) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of you; or

               d. arise out of or result from any failure by you to provide the services or furnish the materials required under the terms of this Agreement;

REDACTED


               e. arise out of or result from any material breach of any representation and/or warranty made by you in this Agreement or arise out of or result from any other material breach of this Agreement by you; or

               f. arise out of or result from a Contract failing to be considered a life insurance policy or an annuity Contract, whichever is appropriate, under applicable provisions of the Code thereby depriving the Trust of its compliance with Section 817(h) of the Code.

          2. You shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Trust or Underwriter, whichever is applicable. You shall also not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified you in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify you of any such claim shall not relieve you from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, you shall be entitled to participate, at your own expense, in the defense of such action. Unless the Indemnified Party releases you from any further obligations under this Section 7(a), you also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from you to such party of the your election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and you will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          3. The Indemnified Parties will promptly notify you of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

     (b)  Indemnification By The Underwriter

          1. The Underwriter agrees to indemnify and hold harmless you, and each of your directors and officers and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually an "Indemnified Party" for purposes of this Section 7(b)) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses") to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the shares of the Trust or the Contracts and:

               a. arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing) (collectively, the "Trust Documents") or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to us by or on behalf of you for use in the Registration Statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

REDACTED

               b. arise out of or as a result of statements or representations (other than statements or representations contained in the disclosure documents or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Trust, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares; or

               c. arise out of any untrue statement or alleged untrue statement of a material fact contained in a disclosure document or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to you by or on behalf of the Trust; or

               d. arise as a result of any failure by us to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification representation specified above in Section 2(b)(7) and the diversification requirements specified above in Section 2(b)(8); or

               e. arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 7(b)(2) and 7(b)(3) hereof.

          2. The Underwriter shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to you or the Accounts, whichever is applicable.

          3. The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. Unless the Indemnified Party releases the Underwriter from any further obligations under this Section 7(b), the Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          4. You agree promptly to notify the Underwriter of the commencement of any litigation or proceedings against you or the Indemnified Parties in connection with the issuance or sale of the Contracts or the operation of each Account.

REDACTED


     (c)  Indemnification By The Trust

          1. The Trust agrees to indemnify and hold harmless you, and each of your directors and officers and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7(c)) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Trust, and arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; as limited by and in accordance with the provisions of Sections 7(c)(2) and 7(c)(3) hereof. It is understood and expressly stipulated that neither the holders of shares of the Trust nor any Trustee, officer, agent or employee of the Trust shall be personally liable hereunder, nor shall any resort be had to other private property for the satisfaction of any claim or obligation hereunder, but the Trust only shall be liable.

          2. The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against any Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to you, the Trust, the Underwriter or each Account, whichever is applicable.

          3. The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. Unless the Indemnified Party releases the Trust from any further obligations under this Section 7(c), the Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          4. You agree promptly to notify the Trust of the commencement of any litigation or proceedings against you or the Indemnified Parties in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of the Account, or the sale or acquisition of shares of the Trust.


8.   Notices
     -------

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth in Schedule G below or at such other address as such party may from time to time specify in writing to the other party.


9.   Termination
     -----------

     (a)  [REDACTED]

REDACTED


     (b) This Agreement may be terminated immediately by us upon written notice to you if:

          1. you notify the Trust or the Underwriter that the exemption from registration under Section 3(c) of the 1940 Act no longer applies, or might not apply in the future, to the unregistered Accounts, or that the exemption from registration under Section 4(2) or Regulation D promulgated under the 1933 Act no longer applies or might not apply in the future, to interests under the unregistered Contracts; or

          2. either one or both of the Trust or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that you have suffered a material adverse change in your business, operations, financial condition or prospects since the date of this Agreement or are the subject of material adverse publicity; or

          3. you give us the written notice specified above in Section 3(c) and at the same time you give us such notice there was no notice of termination outstanding under any other provision of this Agreement; provided, however, that any termination under this Section 9(b)(3) shall be effective forty-five (45) days after the notice specified in Section 3(c) was given; or

          4.   [REDACTED]

     (c) If this Agreement is terminated for any reason, except as required by the Shared Funding Order or pursuant to Section 9(b)(1), above, we shall, at your option, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio pursuant to all of the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement. If this Agreement is terminated as required by the Shared Funding Order, its provisions shall govern.

     (d) The provisions of Sections 2 (Representations and Warranties) and 7 (Indemnification) shall survive the termination of this Agreement. All other applicable provisions of this Agreement shall survive the termination of this Agreement, as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 9(c), except that we shall have no further obligation to sell Trust shares with respect to Contracts issued after termination.

     (e) You shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to your assets held in the Account) except:
(i) as necessary to implement Contract owner initiated or approved transactions;
(ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"); or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, you shall promptly furnish to us the opinion of your counsel (which counsel shall be reasonably satisfactory to us) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, you shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving us ninety (90) days notice of your intention to do so.


10.  Miscellaneous
     -------------

     (a) The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions of this Agreement or otherwise affect their construction or effect.

     (b) This Agreement may be executed simultaneously in two or more counterparts, all of which taken together shall constitute one and the same instrument.

     (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

REDACTED


     (d) This Agreement shall be construed and its provisions interpreted under and in accordance with the laws of the State of California. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder, to any orders of the SEC on behalf of the Trust granting it exemptive relief, and to the conditions of such orders. We shall promptly forward copies of any such orders to you.

     (e) The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

     (f) Each party to this Agreement shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     (g) Each party to this Agreement shall treat as confidential all information reasonably identified as confidential in writing by any other party to this Agreement, and, except as permitted by this Agreement or as required by legal process or regulatory authorities, shall not disclose, disseminate, or use such names and addresses and other confidential information until such time as they may come into the public domain, without the express written consent of the affected party. Without limiting the foregoing, no party to this Agreement shall disclose any information that such party has been advised is proprietary, except such information that such party is required to disclose by any appropriate governmental authority (including, without limitation, the SEC, the NASD, and state securities and insurance regulators).

     (h) The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties to this Agreement are entitled to under state and federal laws.

     (i) The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect, except as provided above in
Section 3(c).

     (j) Neither this Agreement nor any rights or obligations created by it may be assigned by any party without the prior written approval of the other parties.

     (k) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

REDACTED


     IN WITNESS WHEREOF, each of the parties have caused their duly authorized officers to execute this Agreement.


     The Company:
                     ------------------------------------------------

                         By:
                            ----------------------------------------------
                         Name:
                              --------------------------------------------
                         Title:
                               -------------------------------------------


     The Trust:          Franklin Templeton Variable Insurance Products Trust
                         ----------------------------------------------------


                         By:
                            ----------------------------------------------
                         Name: Karen L. Skidmore
                         Title:   Assistant Vice President, Assistant Secretary


     The Underwriter:    Franklin Templeton Distributors, Inc.
                         -------------------------------------


                         By:
                            ----------------------------------------------
                         Name:  [                    ]
                         Title: [                    ]

REDACTED


                                   Schedule A

                                  The Company



[name]
[address]

[state of incorporation]


[name]
[address]

[state of incorporation]

REDACTED

                                   Schedule B

                            Accounts of the Company



1.   Name:                      [name]
     Date Established:          [date]
     SEC Registration Number:   811-
                                    ----

2.   Name:                      [name]
     Date Established:          [date]
     SEC Registration Number:     811-
                                    ----

REDACTED


                                   Schedule C

  Available Portfolios and Classes of Shares of the Trust; Investment Advisers



Franklin Templeton Variable Insurance Products Trust    Investment Adviser
----------------------------------------------------    ------------------

REDACTED


                                   Schedule D

                            Contracts of the Company


-----------------------------------------------------------------------------------------------------
                           Contract 1                  Contract 2                  Contract 3
-----------------------------------------------------------------------------------------------------
Contract/Product
Name
-----------------------------------------------------------------------------------------------------
Registered (Y/N)


-----------------------------------------------------------------------------------------------------
SEC Registration
Number

-----------------------------------------------------------------------------------------------------
Representative
Form Numbers
-----------------------------------------------------------------------------------------------------
Separate Account
Name/Date
Established
-----------------------------------------------------------------------------------------------------
SEC Registration
Number

-----------------------------------------------------------------------------------------------------
Portfolios and
Classes -Adviser
-----------------------------------------------------------------------------------------------------

REDACTED

                               Schedule D cont.

                           Contracts of the Company


-----------------------------------------------------------------------------------------------------
                           Contract 4                  Contract 5                  Contract 6
-----------------------------------------------------------------------------------------------------
Contract/Product
Name
-----------------------------------------------------------------------------------------------------
Registered (Y/N)


-----------------------------------------------------------------------------------------------------
SEC Registration
Number

-----------------------------------------------------------------------------------------------------
Representative
Form Numbers
-----------------------------------------------------------------------------------------------------
Separate Account
Name/Date
Established
-----------------------------------------------------------------------------------------------------
SEC Registration
Number

-----------------------------------------------------------------------------------------------------
Portfolios and
Classes -Adviser
-----------------------------------------------------------------------------------------------------

REDACTED


                                  Schedule E

                Other Portfolios Available under the Contracts



[names of other portfolios]

REDACTED


                                  Schedule F

REDACTED

                                  Schedule G

                             Addresses for Notices



     To the Company:        [       ] Insurance Company
                            [address]
                            [address]
                                   Attention:  [name, title]



     To the Trust:          Franklin Templeton Variable Insurance Products Trust
                            777 Mariners Island Boulevard
                            San Mateo, California 94404
                                   Attention:  Karen L. Skidmore
                                               [title]



     To the Underwriter:    Franklin Templeton Distributors, Inc.
                            777 Mariners Island Boulevard
                            San Mateo, California  94404
                                   Attention:  [name, title]

REDACTED

                                  Schedule H

                             Shared Funding Order